SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

WellPoint, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

IMPORTANT ANNUAL MEETING

INFORMATION — YOUR VOTE COUNTS!

Important Notice Regarding the Availability of Proxy Materials for the

WellPoint, Inc. Meeting to be Held on May 20, 2009

Under the Securities and Exchange Commission’s rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and the location of the annual meeting are provided on the reverse side of this notice. Your vote is important!

This is not a Proxy Card. You cannot use this notice to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The annual report and proxy statement are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares.
Step 1:	Go to www.envisionreports.com/wlp to view the materials. Have this notice in hand when you access the website.
Step 2:	Click on Cast Your Vote or Request Materials.
Step 3:	Follow the instructions on the screen to log in.
Step 4:	Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.
Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before May 10, 2009 to facilitate timely delivery.

Shareholder Meeting Notice

The WellPoint, Inc. 2009 Annual Meeting of Shareholders will be held on Wednesday, May 20, 2009 at 8:00 a.m. Eastern Daylight Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR Proposals 1, 2, 3 and 4 and AGAINST Proposal 5.

1.	Election of Directors.

Lenox D. Baker, Jr., M.D.

Susan B. Bayh

Larry C. Glasscock

Julie A. Hill

Ramiro G. Peru

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for 2009.

3.	To approve the proposed WellPoint Incentive Compensation Plan.

4.	To approve the WellPoint Employee Stock Purchase Plan.

5.	To consider a shareholder proposal concerning an advisory resolution on compensation of named executive officers if properly presented at the meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Annual Meeting of Shareholders

Hilton Hotel, 120 West Market Street, Indianapolis, IN 46204

Wednesday, May 20, 2009

Registration and Seating Available at 7:00 a.m. Eastern Daylight Time

Meeting Begins at 8:00 a.m. Eastern Daylight Time

Directions to the Hilton Hotel can be obtained by calling 317-972-0600 or visiting the hotel’s website at www.hilton.com

To attend the annual meeting, please present this notice card and photo identification at the registration desk upon arrival.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.
Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of the current meeting materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the numbers in the shaded bar on the reverse side of this notice when requesting a set of the proxy materials.

g

Internet – Go to www.envisionreports.com/wlp. Click on Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

g

Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the current meeting materials by mail for the current meeting. You can also submit your preference to receive a paper copy of future meeting materials.

g

Email – Send an email to investorvote@computershare.com with “Proxy Materials WLP” in the subject line. Include in the message your full name and address, plus the three numbers located in the shaded bar on the reverse side of this notice, and state in the email that you want to receive a paper copy of the current meeting materials. You can also state your preference to receive a paper copy of future meeting materials.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 10, 2009.